SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D)
                                    of the
                        SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:   February 27, 1998


                            PLANET RESOURCES, INC.
                     (Formerly Allied Silver-Lead Company)

            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                               (Formerly Idaho)
         (State or other jurisdiction of incorporation or organization)

          1-7149                              82-0277987
     (Commission  File  Number)          (IRS  Employer Identification Number)

                                C/O A.W. DUGAN
                          1415 LOUISIANA, SUITE 3100
                             HOUSTON, TEXAS  77002
                   (Address of principal executive offices)

                                (713) 658-1142
             (Registrant's telephone number, including area code)









ITEM  5.                    OTHER  EVENTS.
--------                    --------------

     The Corporation is considering several exploration projects which require funds to fully investigate and for due diligence. The Corporation is also investigating the feasibility of acquiring additional acreage to the south of its present holdings in the Mullan area. This southern play is based on information and recommendation from several consulting geologists. Delaware Royalty Company, Inc., a Delaware corporation, has agreed to purchase 370,000 shares of unregistered common stock to continue the funding of these activities and the Corporation has agreed to issue and sell to Delaware Royalty Company, Inc. 370,000 of its authorized common stock against receipt by the Corporation of the sum of Fifty Five Thousand Five Hundred Dollars ($55,500) in full payment for such shares.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     /s/A.W.  Dugan
     --------------
     A.W.  Dugan,  President


Date:    February  27,  1998